CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors,
    PECO Energy Company:

    We consent to the incorporation by reference in the registration statement of PECO Energy Company and PECO Energy Capital, L.P. on Form S-3, with respect to the registration of $350,000,000 of Cumulative Monthly Income Preferred Securities of PECO Energy Capital, L.P. and guarantees of PECO Energy Company related thereto and $350,000,000 principal amount of Subordinated Debentures of PECO Energy Company, of our reports dated January 31, 1994 on our audits of the consolidated financial statements and financial statement schedules of PECO Energy Company and Subsidiary Companies as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, listed in Item 14 of the 1993 Annual Report of PECO Energy Company on Form 10-K. We also consent to the reference to our firm under the heading "EXPERTS".


                                       /s/ Coopers & Lybrand
                               --------------------------------------
                                           Coopers & Lybrand


  Philadelphia, Pennsylvania
  May 24, 1994